Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated August 1, 2025, with respect to the financial statements of Rorschach I LLC, included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Philadelphia, Pennsylvania

June 25, 2026